                                  Schedule 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement        [ ] Confidential, For Use of the
                                            Commission Only (as permitted by
                                            Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                  ODWALLA, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ] Fee computed on the table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)  Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

(2)     Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

(4)  Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

(5)  Total fee paid:

--------------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials:

--------------------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)  Amount previously paid:

--------------------------------------------------------------------------------

(2)  Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

(3)  Filing Party:

--------------------------------------------------------------------------------

(4)  Date Filed:

                                      LOGO

Dear Shareholder:

     You are cordially invited to attend the Annual Meeting of Shareholders (the "Annual Meeting") of Odwalla, Inc. (the "Company") which will be held on February 1, 1999, at 2:00 p.m. PST, at the City of Dinuba Council Building, 405 East El Monte, Dinuba, California 93618.

     At the Annual Meeting, you will be asked to consider and vote upon the following proposals: (i) to elect five (5) directors of the Company and (ii) to ratify the appointment of PricewaterhouseCoopers LLP as independent accountants of the Company for the fiscal year ending August 28, 1999.

     The enclosed Proxy Statement more fully describes the details of the business to be conducted at the Annual Meeting. After careful consideration, the Company's Board of Directors has unanimously approved the proposals and recommends that you vote FOR each such proposal.

     After reading the Proxy Statement, please mark, date, sign and return the enclosed proxy card in the accompanying reply envelope by no later than January 29, 1999. If you decide to attend the Annual Meeting and would prefer to vote in person, please notify the Secretary of the Company that you wish to vote in person and your proxy will not be voted. YOUR SHARES CANNOT BE VOTED UNLESS YOU SIGN, DATE AND RETURN THE ENCLOSED PROXY OR ATTEND THE ANNUAL MEETING IN PERSON.

     A copy of the Company's 1998 Annual Report on Form 10-K has been mailed concurrently herewith to all shareholders entitled to notice of and to vote at the Annual Meeting.

     We look forward to seeing you at the Annual Meeting.

                                          Sincerely yours,

                                          /s/ D. STEPHEN C. WILLIAMSON

                                          D. STEPHEN C. WILLIAMSON
                                          Chairman of the Board
                                          Chief Executive Officer

Half Moon Bay, California
December 18, 1998

                                   IMPORTANT
PLEASE MARK, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED POSTAGE-PREPAID RETURN ENVELOPE SO THAT IF YOU ARE UNABLE TO ATTEND THE ANNUAL MEETING, YOUR SHARES MAY BE VOTED.

                                 ODWALLA, INC.
                              120 STONE PINE ROAD
                        HALF MOON BAY, CALIFORNIA 94019

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD FEBRUARY 1, 1999

TO OUR SHAREHOLDERS:

     You are cordially invited to attend the Annual Meeting of Shareholders (the "Annual Meeting") of Odwalla, Inc., a California corporation (the "Company"), to be held on February 1, 1999, at 2:00 p.m. PST, at the City of Dinuba Council Building, 405 East El Monte, Dinuba, California 93618, for the following purposes:

          1. To elect directors to serve for the ensuing year or until their respective successors are duly elected and qualified. The nominees are D. Stephen C. Williamson, Greg A. Steltenpohl, Martin S. Gans, Ranzell "Nick" Nickelson, II and Richard Grubman.

          2. To ratify the appointment of PricewaterhouseCoopers LLP as independent accountants of the Company for the fiscal year ending August 28, 1999.

          3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The foregoing items of business are more fully described in the Proxy Statement that accompanies this Notice.

     Only shareholders of record at the close of business on December 11, 1998, are entitled to notice of and to vote at the Annual Meeting and at any continuation or adjournment thereof.

     All shareholders are cordially invited and encouraged to attend the Annual Meeting. In any event, to assure your representation at the meeting, please carefully read the accompanying Proxy Statement which describes the matters to be voted on at the Annual Meeting and sign, date and return the enclosed proxy card in the reply envelope provided. Should you receive more than one proxy because your shares are registered in different names and addresses, each proxy should be returned to assure that all your shares will be voted. If you attend the Annual Meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted. The prompt return of your proxy card will assist us in preparing for the Annual Meeting.

     We look forward to seeing you at the Annual Meeting.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          /s/ KATHARIN BARR HOGEN

                                          KATHARIN BARR HOGEN
                                          Secretary

Half Moon Bay, California
December 18, 1998

     ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. IN ANY EVENT, TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, YOU ARE URGED TO VOTE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PREPAID ENVELOPE ENCLOSED FOR THAT PURPOSE.

                                PROXY STATEMENT

                   FOR THE ANNUAL MEETING OF SHAREHOLDERS OF
                                 ODWALLA, INC.
                          TO BE HELD FEBRUARY 1, 1999

                                    GENERAL

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Odwalla, Inc., a California corporation (the "Company" or "Odwalla"), of proxies to be voted at the Annual Meeting of Shareholders (the "Annual Meeting") to be held on February 1, 1999, or at any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. Shareholders of record on December 11, 1998, will be entitled to vote at the Annual Meeting. The Annual Meeting will be held at 2:00 p.m. PST, at the City of Dinuba Council Building, 405 East El Monte, Dinuba, California 93618.

     It is anticipated that this Proxy Statement and the enclosed proxy card will be first mailed to shareholders on or about December 21, 1998.

                                 VOTING RIGHTS

     The close of business on December 11, 1998, was the record date for shareholders entitled to notice of and to vote at the Annual Meeting and any adjournments thereof. At the record date, the Company had approximately 5,061,000 shares of its Common Stock outstanding and entitled to vote at the Annual Meeting, held by approximately 277 record shareholders. Holders of Common Stock are entitled to one vote for each share of Common Stock so held. A majority of the shares of Common Stock entitled to vote will constitute a quorum for the transaction of business at the Annual Meeting.

     If any shareholder is unable to attend the Annual Meeting, such shareholder may vote by proxy. The enclosed proxy is solicited by the Company's Board of Directors, (the "Board of Directors" or the "Board") and, when the proxy card is returned properly completed, it will be voted as directed by the shareholder on the proxy card. Shareholders are urged to specify their choices on the enclosed proxy card. If a proxy card is signed and returned without choices specified, in the absence of contrary instructions, the shares of Common Stock represented by such proxy will be voted FOR Proposals 1 and 2 and will be voted in the proxy holders' discretion as to other matters that may properly come before the Annual Meeting.

     An affirmative vote of a majority of the shares present and voting at the meeting is required for approval of all items being submitted to the shareholders for their consideration. An automated system administered by the Company's transfer agent tabulates shareholder votes. Abstentions and broker non-votes each are included in determining the number of shares present and voting at the Annual Meeting for purposes of determining the presence or absence of a quorum, and each is tabulated separately. Abstentions are counted as negative votes, whereas broker non-votes are not counted for purposes of determining whether Proposals 1 or 2 presented to shareholders have been approved.

                            REVOCABILITY OF PROXIES

     Any person giving a proxy has the power to revoke it at any time before its exercise. A proxy may be revoked by filing with the Secretary of the Company an instrument of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.

                            SOLICITATION OF PROXIES

     The Company will bear the cost of soliciting proxies. Copies of solicitation material will be furnished to brokerage houses, fiduciaries, and custodians holding shares in their names that are beneficially owned by others to forward to such beneficial owners. The Company may reimburse such persons for their costs of forwarding the solicitation material to such beneficial owners. The original solicitation of proxies by mail may be supplemented by solicitation by telephone, telegram, or other means by directors, officers, employees or agents of the Company. No additional compensation will be paid to these individuals for any such services. Except as described above, the Company does not intend to solicit proxies other than by mail.

     THE ANNUAL REPORT ON FORM 10-K OF THE COMPANY FOR THE FISCAL YEAR ENDED AUGUST 29, 1998, HAS BEEN MAILED CONCURRENTLY WITH THE MAILING OF THE NOTICE OF ANNUAL MEETING AND PROXY STATEMENT TO ALL SHAREHOLDERS ENTITLED TO NOTICE OF AND TO VOTE AT THE ANNUAL MEETING. THE ANNUAL REPORT ON FORM 10-K IS NOT INCORPORATED INTO THIS PROXY STATEMENT AND IS NOT CONSIDERED PROXY SOLICITING MATERIAL.

                                PROPOSAL NO. 1:

                             ELECTION OF DIRECTORS

     At the Annual Meeting, five directors (constituting the entire board) are to be elected to serve until the next Annual Meeting of Shareholders and until a successor for such director is elected and qualified, or until the death, resignation, or removal of such director. It is intended that the proxies will be voted for the five nominees named below for election to the Company's Board of Directors unless authority to vote for any such nominee is withheld. There are five nominees, all of whom are currently directors of the Company. Each person nominated for election has agreed to serve if elected, and the Board of Directors has no reason to believe that any nominee will be unavailable or will decline to serve. In the event, however, that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who is designated by the current Board of Directors to fill the vacancy. Unless otherwise instructed, the proxyholders will vote the proxies received by them for the nominees named below. The five candidates receiving the highest number of the affirmative votes of the shares entitled to vote at the Annual Meeting will be elected directors of the Company. The proxies solicited by this Proxy Statement may not be voted for more than five nominees.

     Effective November 18, 1998, the Board of Directors elected Stephen Williamson as Chairman of the Board, in addition to his current position as Chief Executive Officer, following Odwalla founder Greg Steltenpohl's notification of his resignation as Chairman.

     The Board of Directors recommends that shareholders vote FOR election of all of the nominees for election as directors.

                                    NOMINEES

     Set forth below is information regarding the nominees to the Board of Directors.

                                                                                            FIRST ELECTED
                    NAME                           POSITION(S) WITH THE COMPANY      AGE      DIRECTOR
                    ----                           ----------------------------      ---    -------------
D. Stephen C. Williamson.....................    Chairman of the Board               40         1992
                                                   and Chief Executive Officer
Greg A. Steltenpohl..........................    Director                            44         1985
Martin S. Gans(1)(2).........................    Director                            56         1992
Ranzell Nickelson, II........................    Director                            54         1997
Richard Grubman(1)(2)........................    Director                            36         1997

---------------
(1) Member of the Audit Committee

(2) Member of the Compensation Committee

           BUSINESS EXPERIENCE OF NOMINEES FOR ELECTION AS DIRECTORS

     D. STEPHEN C. WILLIAMSON currently serves as Chairman of the Board and as Chief Executive Officer, a position he has held since June 1996. Prior to that time, Mr. Williamson served as Co-Chairman of the Board and Co-Chief Executive Officer from January 1995 to June 1996 and as Chief Financial Officer of the Company from March 1991 to August 1996. Mr. Williamson also served as the Company's President from May 1992 until January 1995. From 1988 to March 1991, Mr. Williamson was a general partner of Ellistan Partners, a private investment firm. Prior to that, Mr. Williamson worked as an analyst and an associate at First Boston Corp. Mr. Williamson holds a B.A. degree in history from the University of California at Berkeley. He is also Chairman of Avenal Land & Oil Company, a private investment company.

     GREG A. STELTENPOHL, the founder of the Company and a director, served as Chairman of the Board from June 1996 until November 18, 1998. Mr. Steltenpohl served as Co-Chairman of the Board and Co-Chief Executive Officer from January 1995 to June 1996. From the Company's incorporation in December 1985 until January 1995, Mr. Steltenpohl served as Chairman of the Board and Chief Executive Officer. In addition, Mr. Steltenpohl served as the Company's President from November 1985 until May 1992. Mr. Steltenpohl holds a B.S. degree in environmental sciences from Stanford University.

     MARTIN S. GANS has been a director of the Company since December 1992. Mr. Gans served as Executive Vice President and Chief Financial Officer of Sun World International, Inc. from 1978 until 1987, and he was a partner at Touche Ross & Co., an accounting firm, from 1972 until 1978. Mr. Gans is a certified public accountant and holds a B.B.A. from the University of Miami and an M.B.A. from Northwestern University. Mr. Gans is also a director of Best Collateral, Inc., a publicly-traded company. In addition, Mr. Gans is Chairman of International Storage Management, N.V. and LSL Biotechnologies, Inc.

     RANZELL "NICK" NICKELSON, II has been a director of the Company since August 1997. Dr. Nickelson has served as Director, International Food Safety at IDEXX Laboratories, Inc. since October 1997. From 1996 to October 1997, he served as President of Red Mesa Microbiology, Inc. From 1991 to 1996, Dr. Nickelson was vice president, Silliker Laboratories Group, Inc. Dr. Nickelson served as a member of the National Advisory Committee on Microbiological Criteria for Foods and as Coordinator, Blue Ribbon Task Force on E. coli O157:H7 for the National Live Stock and Meat Board. Dr. Nickelson holds a B.S. in Animal Science, a M.S. in Food Technology and a Ph.D in Microbiology from Texas A&M University.

     RICHARD L. GRUBMAN has been a director of the Company since August 1997. Mr. Grubman has been a Managing Director of Highfields Capital Management, LP since April 1998. Prior to this, Mr. Grubman was a Managing Director of Development Capital, LLC since January 1997 and a general partner of its affiliate, Corporate Value Partners, LP, since November 1996. Mr. Grubman was also previously President of Sycamore Capital Management, Inc., a position he held since January 1996. From December 1992 to November 1995, Mr. Grubman was a general partner of Lakeview Partners, L.P. During 1992, he was a vice president of Gollust, Tierney and Oliver, Incorporated. Mr. Grubman holds an A.B. degree in Art and Archaeology from Princeton University. He is also a director of the Children's Motility Disorder Foundation.

                         BOARD MEETINGS AND COMMITTEES

     The Board of Directors held ten (10) meetings during fiscal 1998. During fiscal 1998, each director, other than Mr. Nickelson, attended more than seventy-five percent (75%) of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees of the Board on which such director served. There are no family relationships among executive officers or directors of the Company. The Board of Directors has an Audit Committee and a Compensation Committee.

     The Audit Committee of the Board of Directors held one (1) meeting during fiscal 1998. The Audit Committee, which is currently comprised of Directors Gans and Grubman, recommends engagement of the Company's independent accountants, approves services performed by such accountants and reviews and evaluates the Company's accounting system and its system of internal controls.

     The Compensation Committee of the Board of Directors held five (5) meetings during fiscal 1998. The Compensation Committee, which is currently comprised of Directors Grubman and Gans, has overall responsibility for the Company's compensation policies and determines the compensation payable to the Company's executive officers, including their participation in certain of the Company's employee benefit and stock option plans.

                             DIRECTOR COMPENSATION

     The Company's non-employee directors currently receive $10,000 per year, in addition to reimbursement for certain expenses incurred in connection with attendance at Board and committee meetings.

     Under the Automatic Option Grant Program of the 1997 Stock Incentive Plan (the "1997 Plan"), each individual who first becomes a non-employee Board member, whether through election by the shareholders or appointment by the Board, is automatically granted, at the time of such initial election or appointment, a non-statutory option to purchase 5,000 shares of Common Stock, provided such individual was not previously in the Company's employ. In addition, on the date of each Annual Meeting, each individual who is to continue to serve as a non-employee Board member, whether or not that individual is standing for re-election to the Board at that particular Annual Meeting, will automatically be granted at that meeting a non-statutory option to purchase 3,000 shares of Common Stock, provided such individual has served as a non-employee Board member for at least six (6) months. There will be no limit on the number of such 3,000-share option grants any one non-employee Board member may receive over his or her period of Board service, and non-employee Board members who have previously served in the Company's employ will be fully eligible for one or more 3,000-share option grants.

     Each option granted under the Automatic Option Grant Program is subject to the following terms and conditions:

     - The exercise price per share will be equal to 100% of the fair market value per share of Common Stock on the automatic grant date.

     - Each option will have a maximum term equal to the lesser of (i) ten (10) years measured from the grant date or (ii) twelve (12) months following termination of Board service.

     - Each option will be immediately exercisable for all the option shares, but any purchased shares will be subject to repurchase by the Company, at the exercise price paid per share, upon the optionee's cessation of Board service prior to vesting in those shares.

     - The shares subject to each initial 5,000 share grant will vest in four successive equal annual installments over the optionee's period of Board service, with the first such installment to vest upon the completion of one (1) year of Board service, measured from the automatic grant date. The shares subject to each annual 3,000 share grant will vest upon the optionee's completion of one (1) year of Board service, measured from the automatic grant date.

     - The shares subject to each outstanding automatic option grant will immediately vest should the optionee die or become permanently disabled while a Board member or should any of the following events occur while the optionee continues in Board service: (i) an acquisition of the Company by merger or asset sale; (ii) the successful completion of a hostile tender offer for more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities; or (iii) a change in the majority of the Board occasioned by one or more contested elections for Board membership.

     - Upon the successful completion of a hostile tender offer for securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities, each outstanding automatic option grant may be surrendered to the Company for a cash distribution per surrendered option share in an amount equal to the excess of (i) the greater of (a) the fair market value per share of Common Stock on the date the option is surrendered to the Company in connection with a hostile tender offer or (b) the highest price per share of Common Stock paid in such hostile tender offer over (ii) the exercise price payable per share.

                                PROPOSAL NO. 2:

                 RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

     PricewaterhouseCoopers LLP ("PricewaterhouseCoopers") served as the Company's independent public accountants for fiscal 1998. The Company is asking the shareholders to ratify the selection of PricewaterhouseCoopers as the Company's independent public accountants for the fiscal year ending August 28, 1999. The affirmative vote of the holders of a majority of the shares represented and voting at the Annual Meeting will be required to ratify the selection of PricewaterhouseCoopers.

     In the event the shareholders fail to ratify the appointment, the Audit Committee of the Board of Directors will consider it as a direction to select other auditors for the subsequent year. Even if the selection is ratified, the Board in its discretion may direct the appointment of a different independent accounting firm at any time during the year if the Board determines that such a change would be in the best interest of the Company and its shareholders.

     A representative of PricewaterhouseCoopers is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

     The Board of Directors recommends that shareholders vote FOR the proposal to ratify the selection of PricewaterhouseCoopers LLP as the Company's independent public accountants for the fiscal year ending August 28, 1999.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the ownership of the Company's Common Stock as of November 27, 1998, by (i) each director and
(ii) all those known by the Company to be beneficial owners of more than five percent of its Common Stock.

                                                              BENEFICIAL OWNERSHIP(1)
                                                              -----------------------
                                                              NUMBER OF    PERCENT OF
                      BENEFICIAL OWNER                         SHARES       TOTAL(2)
                      ----------------                        ---------    ----------
D. Stephen C. Williamson(3).................................    728,884      14.04%
  c/o Odwalla, Inc.
  120 Stone Pine Road
  Half Moon Bay, CA 94019
Greg A. Steltenpohl(4)......................................    676,387      13.06%
  c/o Odwalla, Inc.
  120 Stone Pine Road
  Half Moon Bay, CA 94019
Martin S. Gans(5)...........................................     72,325       1.42%
Ranzell Nickelson, II(6)....................................      7,500       *
Richard Grubman(7)..........................................     19,381       *
James R. Steichen(8)........................................     20,377       *
Michael G. Casotti(9).......................................     15,211       *
Frank J. Ballentine(10).....................................     17,329       *
Directors and executive officers as a group (10
  persons)(11)..............................................  1,561,761      28.82%

---------------
  *  Less than one percent

 (1) This table is based upon information supplied by officers, directors and principal shareholders and Schedules 13D and 13G filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws applicable, the Company believes that each of the shareholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned.

 (2) Percentage of ownership is based on 5,060,651 shares of Common Stock outstanding on November 27, 1998, adjusted as required by rules promulgated by the SEC.

 (3) Includes 41,250 shares of Common Stock held by Alexandra Bowes, Mr. Williamson's wife, and 194,851 shares held by Willy Juice Partners, a limited partnership of which Mr. Williamson is the general partner. Mr. Williamson disclaims beneficial ownership of shares held by Willy Juice Partners, except to the extent of his pecuniary interest therein. Also includes 130,666 shares of Common Stock subject to options exercisable within 60 days of November 27, 1998.

 (4) Includes 216,119 shares of Common Stock held by Bonnie Bassett Steltenpohl, Mr. Steltenpohl's wife, and 11,539 shares held by the Estate of Benita Johnson, of which Mr. Steltenpohl is the executor. Also includes 117,200 shares of Common Stock subject to options exercisable within 60 days of November 27, 1998.

 (5) Also includes 33,667 shares of Common Stock subject to options exercisable within 60 days of November 27, 1998, of which 3,000 shares are subject to repurchase by the Company at the exercise price.

 (6) Includes 7,500 shares of Common Stock subject to options exercisable within 60 days of November 27, 1998.

 (7) Also includes 15,833 shares of Common Stock subject to options exercisable within 60 days of November 27, 1998.

 (8) Includes 20,377 shares of Common Stock subject to options exercisable within 60 days of November 27, 1998.

 (9) Includes 15,211 shares of Common Stock subject to options exercisable within 60 days of November 27, 1998.

(10) Includes 13,961 shares of Common Stock subject to options exercisable within 60 days of November 27, 1998.

(11) Includes 358,582 shares of Common Stock subject to options exercisable within 60 days of November 27, 1998.

                 EXECUTIVE COMPENSATION AND RELATED INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following Summary Compensation Table sets forth the compensation earned by the Company's current Chief Executive Officer and the four other most highly compensated executive officers for services rendered in all capacities to the Company and its subsidiaries for the fiscal years ended August 31, 1996 and 1997 and August 29, 1998. The listed individuals shall be hereinafter referred to as the "Named Officers."

                           SUMMARY COMPENSATION TABLE

                                                                       LONG-TERM
                                                                     COMPENSATION
                                          ANNUAL COMPENSATION           AWARDS
                                      ----------------------------   -------------
                                                                      SECURITIES
                                                                      UNDERLYING        ALL OTHER
    NAME AND PRINCIPAL POSITION       YEARS   SALARY($)     BONUS    OPTIONS(#)(1)   COMPENSATION(2)
    ---------------------------       -----   ---------     ------   -------------   ---------------
D. Stephen C. Williamson............  1998    $159,375      $   --          --           $   --
  Chief Executive Officer             1997    $139,312      $   --      70,000           $   --
                                      1996    $125,481      $   --      20,000           $   --
Greg A. Steltenpohl.................  1998    $150,144      $   --          --           $   --
  Chairman of the Board               1997    $139,312      $   --      70,000           $   --
                                      1996    $125,481      $   --      20,000           $   --
James R. Steichen...................  1998    $160,154      $   --      25,000           $1,131
  Senior Vice President, Finance      1997    $148,761      $   --      25,100           $  138
  Chief Financial Officer             1996    $111,028(3)   $   --      25,000           $   --
Michael G. Casotti..................  1998    $130,125      $   --      17,500           $4,406(4)
  Vice President, Sales               1997    $130,668      $   --      20,100           $  782
                                      1996    $ 58,154(5)   $   --      20,000           $  129
Frank J. Ballentine.................  1998    $129,039      $   --      25,000           $1,000
  Vice President, Manufacturing       1997    $111,753      $   --       7,600           $  950
                                      1996    $ 92,886      $7,000       7,500           $   --

---------------
(1) The options listed in the table were granted under the Company's Stock Option Plan.

(2) Represents the Company's matching 401(k) plan contribution except for the amount noted below for Mr. Casotti.

(3) Reflects consulting fees of $70,163 paid to Mr. Steichen prior to May 1996 when he became Vice President, Finance. Mr. Steichen was appointed Chief Financial Officer effective September 1, 1996. Mr. Williamson was Chief Financial Officer during fiscal 1996.

(4) Includes $3,616 of loan forgiveness under an agreement which provides for an additional $10,849 of loan forgiveness prior to January 1, 1999.

(5) Reflects salary paid to Mr. Casotti from March 1996 through August 1996, based on annual salary of $112,000.

STOCK OPTIONS

     The following table contains information concerning the stock option grants made to each of the Named Officers for the 1998 fiscal year. No stock appreciation rights were granted to those individuals during such year.

                                                                                         POTENTIAL REALIZABLE
                                                        INDIVIDUAL GRANT                   VALUE AT ASSUMED
                                          --------------------------------------------      ANNUAL RATES OF
                            NUMBER OF     PERCENT OF TOTAL                                    STOCK PRICE
                            SECURITIES        OPTIONS                                        APPRECIATION
                            UNDERLYING        GRANTED          EXERCISE                   FOR OPTION TERM(3)
                             OPTIONS      TO EMPLOYEES IN       PRICE       EXPIRATION   ---------------------
           NAME              GRANTED        FISCAL YEAR      ($/SHARE)(2)      DATE         5%          10%
           ----             ----------    ----------------   ------------   ----------   ---------   ---------
James R. Steichen.........    25,000(1)         5.53%          $10.625       9/10/07     $167,050    $423,338
Michael G. Casotti........    17,500(1)         3.87%          $10.625       9/10/07     $116,935    $296,336
Frank J. Ballentine.......    25,000(1)         5.53%          $10.625       9/10/07     $167,050    $423,338

---------------
(1) The options were granted under the Company's Stock Option Plan on September 10, 1997, with a vesting commencement date of September 10, 1997. The options granted to Messrs. Steichen, Casotti and Ballentine have a maximum term of 10 years, all measured from the grant date, subject to earlier termination upon the optionee's cessation of service with the Company. All options will vest as to 1/36th of the shares each month.

(2) The exercise price may be paid in cash, in shares of Common Stock valued at fair market value on the exercise date or through a cashless exercise procedure involving a same-day sale of the purchased shares. The Company may also finance the option exercise by loaning the optionee sufficient funds to pay the exercise price for the purchased shares and the Federal and state income and employment tax liability incurred by the optionee in connection with such exercise.

(3) There is no assurance provided to the option holder or any other holder of the Company's securities that the actual stock price appreciation over the five- or 10-year option term will be at the 5% and 10% assumed annual rates of compounded stock price appreciation.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

     The following table sets forth information concerning option holdings for the 1998 fiscal year by each of the Named Officers. There were no option exercises during fiscal 1998. No stock appreciation rights were exercised during such year or were outstanding at the end of the year.

                                                    NUMBER OF SECURITIES           VALUE OF UNEXERCISED
                                                   UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS AT
                                                      OPTIONS AT FY-END                 FY-END (1)
                                                 ---------------------------    ---------------------------
                     NAME                        EXERCISABLE   UNEXERCISABLE    EXERCISABLE   UNEXERCISABLE
                     ----                        -----------   -------------    -----------   -------------
D. Stephen C. Williamson.......................    119,832        55,168         $179,700        $12,000
Greg A. Steltenpohl............................    104,813        55,187         $173,850        $12,000
James R. Steichen..............................     14,822        35,278         $     --        $    --
Michael G. Casotti.............................     11,113        26,487         $     --        $    --
Frank J. Ballentine............................      9,864        22,736         $     --        $    --

---------------
(1) Based on the fair market value of the shares at the end of the 1998 fiscal year ($9.00 per share) less the option exercise price payable for those shares.

                EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT
                        AND CHANGE-IN-CONTROL AGREEMENTS

     None of the Company's executive officers have employment agreements with the Company, and their employment may be terminated at any time at the discretion of the Board of Directors. Pursuant to the express provisions of the Stock Option Plan, the outstanding options under the Plan held by the Chief Executive Officer and the Company's other executive officers will terminate if not assumed in connection with any acquisition of the Company by merger or asset sale.

     In November 1998, Mr. Steltenpohl entered into a two-year consulting agreement with the Company under which he will receive up to $300,000 during the term of the agreement.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee of the Company's Board of Directors was formed on October 26, 1993, and is currently comprised of Mr. Grubman and Mr. Gans. Neither of these individuals was at any time during fiscal 1998, or at any other time, an officer or employee of the Company. No executive officer of the Company serves as a member of the board of directors or compensation committee of any other entity that has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

                      REPORT OF THE COMPENSATION COMMITTEE
                           ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors, subject to review by the full Board, is responsible for the establishment of remuneration arrangements for senior management and the administration of compensation and employee benefit plans. In addition, the Compensation Committee sets the base salary of the Company's executive officers, approves individual bonus programs for executive officers, and administers the Company's stock option plans under which grants may be made to executive officers and other key employees. The following is a summary of policies of the committee that affect the compensation paid to executive officers, as reflected in the tables and text set forth elsewhere in the Proxy Statement.

     GENERAL COMPENSATION POLICY. The objectives of the Company's executive compensation program are to motivate and retain current executives and to attract future ones. The Company's executive compensation program is designed to: (1) provide a direct and substantial link between Company performance and executive pay, (2) consider individual performance and accomplishments and compensate accordingly, and (3) determine the Company's position in the specialty beverage and food labor markets and be competitive in those labor markets. The Company's intent is to position its executive pay levels at the median of U.S. specialty beverage and food companies. The Committee also considers geographic location and companies that may compete with the Company in recruiting executive talent.

     FACTORS. The principal factors which the Compensation Committee considered in establishing the components of each executive officer's compensation package for the 1998 fiscal year are summarized below. The Compensation Committee may, however, in its discretion apply entirely different factors in setting executive compensation for future years.

     BASE SALARY. The base salary for each officer is set on the basis of personal performance, the Compensation Committee's assessment of salary levels in effect for comparable positions with the Company's principal competitors, and internal comparability considerations. The weight given to each of these factors may vary from individual to individual, and the Compensation Committee did not rely upon any specific compensation surveys for comparative compensation purposes. Instead, the Compensation Committee made its decisions as to the appropriate market level of base salary for each executive officer on the basis of its understanding of the salary levels in effect at companies with which the Company competes for executive talent. Base salaries will be reviewed on an annual basis, and adjustments will be made in accordance with the factors indicated above.

     LONG-TERM INCENTIVE COMPENSATION. Long-term incentives are provided through stock option grants. The grants are designed to align the interests of the executive officers with those of the shareholders, and to provide each officer with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. The stock option plan encourages long term retention and provides rewards to executives and other eligible employees commensurate with growth in shareholder value. It is the Committee's practice to grant options to purchase shares at the market price on the date of grant with a term of up to ten years. The options granted to the Company's executive officers during fiscal 1998 will vest from the date of grant in thirty-six equal monthly installments. Accordingly, the options will provide a return to the executive officer only if he or she remains in the Company's employ and the market price of the underlying shares of common stock appreciates.

     The number of shares subject to each option grant is set at a level intended to create a meaningful opportunity for stock ownership based on the officer's current position with the Company, the base salary associated with that position, the size of comparable awards made to individuals in similar positions within the industry, the individual's potential for increased responsibility and promotion over the option term, and the individual's personal performance in recent periods. The Committee also takes into account the number of unvested options held by the executive offer in order to maintain an appropriate level of equity incentive for that individual. However, the Committee does not adhere to any specific guidelines as to the relative option holdings of the Company's executive officers.

     CEO COMPENSATION. The compensation payable to Mr. Williamson, the Company's Chief Executive Officer, was determined by the Compensation Committee. Mr. Williamson's base salary was set at a level which the Board believed would be competitive with the base salary levels in effect for chief executive officers at similarly-sized companies within the industry. For the 1999 fiscal year, Mr. Williamson's compensation package was set by the Compensation Committee on the basis of the compensation policy summarized in this report.

     COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(m). Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to publicly-held companies for compensation paid to certain executive officers, to the extent that compensation exceeds $1 million per officer in any year. The compensation paid to the Company's executive officers for the 1998 fiscal year did not exceed the $1 million limit per officer, and it is not expected the compensation to the Company's executive officers for the 1999 fiscal year will exceed that limit. In addition, the Company's Stock Option Plan is structured so that any compensation deemed paid to an executive officer in connection with the exercise of his or her outstanding options under the Stock Option Plan will qualify as performance-based compensation which will not be subject to the $1 million limitation.

                                          Submitted by the Compensation
                                          Committee of the
                                          Company's Board of Directors:

                                          Richard Grubman, Board Member and
                                            Compensation Committee Chairman

                                          Martin S. Gans, Board Member and
                                            Compensation Committee Member

                               PERFORMANCE GRAPH

     The following graph compares the cumulative total shareholder return on the Common Stock of the Company with that of the Standard & Poor's 500 Index and the Standard & Poor's Foods Index. The comparison for each of the periods assumes that $100 was invested on December 16, 1993, (the date of the Company's initial public offering) in the Company's Common Stock, or on November 30, 1993, in the index, including reinvestment of dividends. These indices, which reflect formulas for dividend reinvestment and weighing of individual stocks, do not necessarily reflect returns that could be achieved by individual investors.

                COMPARISON OF 56 MONTH CUMULATIVE TOTAL RETURN*
           AMONG ODWALLA, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX
                           AND THE RUSSELL 2000 INDEX

                            12/16/93     8/94       8/95       8/96       8/97       8/98
ODWALLA, INC.                100.00     125.00     300.00     272.92     187.50     150.00
NASDAQ STOCK MARKET (U.S.)   100.00     101.90     137.25     154.73     215.88     205.34
RUSSELL 2000                 100.00     103.69     125.41     138.92     179.23     147.26



* $100 INVESTED ON 12/16/93 IN STOCK OR ON
  11/30/93 IN INDEX - INCLUDING REINVESTMENT OF
  DIVIDENDS.  FISCAL YEAR ENDING AUGUST 31.



     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the preceding Compensation Committee Report on Executive Compensation and the preceding Performance Graph shall not be incorporated by reference into any such filings; nor shall such Report or graph be incorporated by reference into any future filings.

                              CERTAIN TRANSACTIONS

     Mr. Steltenpohl is a 50 percent owner of the Davenport property at which certain marketing offices and warehouse facilities were located (the "Davenport Property"). The Company leased the Davenport Property at a monthly rent of $9,320 pursuant to a lease that was to expire in July 1999. The Company entered into an agreement to terminate the lease for this facility as of September 30, 1998 for a $10,000 cash payment and certain equipment valued at approximately $13,000. The Company believes that the rental terms, and subsequent early termination, of the Davenport Property lease were fair and reasonable and no less favorable than those that would be available to the Company in a transaction with an unaffiliated lessor.

     The Company's Board of Directors authorized the Company to enter into a consulting arrangement with a consulting company of which Dr. Nickelson is the President. The contract was approved by a majority of disinterested directors and was entered into on standard industry terms. Payments to Dr. Nickelson under this arrangement were less than $60,000 in fiscal 1998.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required during the fiscal year ended August 29, 1998, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners for fiscal 1998 were complied with on a timely basis with the exception of the following late filings: (i) Mr. Steltenpohl, a director, filed a Form 4 to report two transactions, one in December 1997 and one in August 1998, in December 1998; (ii) Ms. Kirmayer, Vice President -- Human Resources, filed a Form 3 in December 1998 to report her stock and options holdings; (iii) Ms. Frelka, Vice President -- Quality Assurance, filed a Form 3 in December 1998 to report her option holdings.

                                 OTHER BUSINESS

     The Board of Directors knows of no other business that will be presented for consideration at the Annual Meeting. If other matters are properly brought before the Annual Meeting, however, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

                             SHAREHOLDER PROPOSALS

     Proposals of shareholders that are intended to be presented at the Company's annual meeting of shareholders for the fiscal 1999 year must be received by August 28, 1999, in order to be included in the proxy statement and proxy relating to that meeting.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          /s/ Katharin Barr Hogen
                                          ----------------------------------
                                          KATHARIN BARR HOGEN
                                          Secretary

December 18, 1998

PROXY

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

                                 ODWALLA, INC.

D. Stephen C. Williamson and James R. Steichen or either of them, are hereby appointed as the lawful agents and proxies of the undersigned (with all powers the undersigned would possess if personally present, including full power of substitution) to represent and to vote all shares of capital stock of Odwalla, Inc. (the "Company") which the undersigned is entitled to vote at the Company's Annual Meeting of Shareholders on February 1, 1999, and at any adjournments or postponements thereof.

        (CONTINUED AND TO BE MARKED, DATED AND SIGNED ON REVERSE SIDE.)

                            O FOLD AND DETACH HERE O

                                                 Please mark your votes as
                                                indicated in this example.
                                                                             [X]

                                                     AUTHORIZATION
                                              FOR       WITHHELD                                                           FOR
1.   The selection of all nominees listed                                2.   Proposal to ratify the appointment of
     below for the Board of Directors, as     [ ]         [ ]                 PricewaterhouseCoopers LLP as independent     [ ]
     described in the Proxy Statement:                                        accountants of the Company for the fiscal
                                                                              year ending August 28, 1999.


       AGAINST   ABSTAIN
1.
         [ ]       [ ]

     Nominees:   D. Stephen C. Williamson     Martin S. Gans
                 Greg A. Steltenpohl          Richard Grubman              3.   Transaction of any other business which may
                 Ranzell "Nick" Nickelson, II                                   properly come before the meeting and any
                                                                                adjournment or postponement thereof.

     (INSTRUCTION: To withhold authority to vote for any individual nominee
     write such name or names in the space provided below.)
     ----------------------------------------------


                                                                  The Board of Directors recommends a vote FOR each
                                                      ------      of the above proposals. This Proxy will be voted as
                                                                  directed, or, if no direction is indicated, will be
                                                                  voted FOR each of the above proposals and, at the
                                                                  discretion of the persons named as proxies, upon
                                                                  such other matters as may properly come before the
                                                                  meeting. This proxy may be revoked at any time
                                                                  before it is voted.
                                                                  PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD
                                                                  PROMPTLY, USING THE ENCLOSED ENVELOPE.

Signature(s) Date:
------------------------
(Please sign exactly as shown on your stock certificate and on the envelope in which this proxy was mailed. When signing as partner, corporate officer, attorney, executor, administrator, trustee, guardian or in any other representative capacity, give full title as such and sign your own name as well. If stock is held jointly, each joint owner should sign.)

                            O FOLD AND DETACH HERE O